EXHIBIT 24

POWER OF ATTORNEY

The undersigned directors of Twin Disc, Incorporated hereby severally constitute John H. Batten and Jeffrey S. Knutson, and each of them singly, true and lawful attorneys with full power to them, and each of them, singly, to sign for us and in our names as directors the Form 10-K Annual Report for the fiscal year ended June 30, 2020 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, and generally do all such things in our names and behalf as directors to enable Twin Disc, Incorporated to comply with the provisions of the Securities and Exchange Act of 1934 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures so they may be signed by our attorneys, or either of them, as set forth below.

/s/ MICHAEL DOAR	)
Michael Doar, Director	)
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/s/ JANET P. GIESSELMAN	)
Janet P. Giesselman, Director	)
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/s/ DAVID W. JOHNSON	)
David W. Johnson, Director	)
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/s/ DAVID B. RAYBURN	)	August 6, 2020
David B. Rayburn, Director	)
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/s/ MICHAEL C. SMILEY	)
Michael C. Smiley, Director	)
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/s/ HAROLD M. STRATTON II	)
Harold M. Stratton II, Director	)
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/s/ DAVID R. ZIMMER	)
David R. Zimmer, Director	)